                                                                    EXHIBIT 99.1

                               Joint News Release

KERR-MCGEE CORPORATION                           WESTPORT RESOURCES CORPORATION

           KERR-MCGEE AND WESTPORT ANNOUNCE $3.4 BILLION STOCK MERGER

         Oklahoma City and Denver, April 7, 2004 - Kerr-McGee Corp. (NYSE: KMG) and Westport Resources Corp. (NYSE: WRC) today announced that their boards of directors have unanimously approved a strategic merger valued at approximately $3.4 billion. The merged company will be known as Kerr-McGee Corporation and will be headquartered in Oklahoma City.

STRATEGIC BENEFITS

         o Complementary high-quality assets in core U.S. Onshore and Gulf of Mexico regions

         o        Enhances stable base of high-margin production

         o        Expands low-risk exploitation opportunities

         o Increases free cash flow for high-impact exploration opportunities

         o Generates cost savings / synergies in excess of $40 million pretax annually

         o Reduces financial leverage and enables greater financial flexibility

         o        Accretive to earnings and cash flow in 2005 and thereafter

         "Westport's extensive inventory of low-risk U.S. exploitation opportunities complements Kerr-McGee's high-impact deepwater exploration program providing us a more predictable performance profile," said Luke R. Corbett, Kerr-McGee chairman and chief executive officer. "Westport's substantial property base in the Rockies expands our platform for applying our proven tight-gas and supply-chain expertise. These new properties have a probable and possible resource potential of 1.8 trillion cubic feet of natural gas equivalent
(TCFe), and more than 2,500 low-risk drilling locations have already been identified. When combined with our existing U.S. onshore property



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position, these properties will provide a stable foundation of high-margin production and low-risk growth opportunities. Additionally, the incremental free cash flow generated from these properties will give Kerr-McGee added financial flexibility to accelerate our high-potential deepwater program."

         "This transaction provides important benefits to our shareholders," said Don Wolf, Westport chairman and chief executive officer. "It provides significant value while retaining the opportunity to participate in the exciting upside potential of Kerr-McGee. Our shareholders will benefit from becoming part of a larger, more diversified company with tremendous growth opportunities balanced with a substantial development portfolio and a strong balance sheet."

COMBINED COMPANY

         o Proved reserves of approximately 1.3 billion barrels of oil equivalent - 57% natural gas and 76% located in the U.S.

         o High-margin production of approximately 1.2 billion cubic feet of natural gas and 160,000 barrels of oil per day

         o High-potential exploratory program with more than 71 million gross undeveloped acres worldwide

         o Titanium dioxide production capacity of 668,000 tonnes per year, gross - 76% from proprietary chloride technology

         o Net debt as a percent of total capitalization of approximately 42% by year-end

         The addition of Westport's reserves will increase Kerr-McGee's proved reserves by nearly 30%, mainly from North American natural gas. As of December 31, 2003, Westport had 1.8 TCFe of proved reserves which were 76% natural gas and primarily located in the Rocky Mountain and Texas Gulf Coast areas. Third-party reserve consultants determined 87% of the proved reserves. Westport has an additional 1.8 TCFe of identified probable and possible resources. Approximately 50% of these resources are located in and around the Natural Buttes field, in the Uinta basin in northeast Utah. The Greater Natural Buttes area is similar to Kerr-McGee's Wattenberg field and will allow



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Kerr-McGee to apply its proven expertise in tight-gas and supply-chain management to maximize the efficient recovery of these resources.

         Of the $3.4 billion purchase price, approximately $2.1 billion is expected to be allocated to the 297 million barrels of equivalent (BOE) of proved reserves equating to approximately $7.23 per BOE. An additional $.9 billion is associated with 300 million BOE of probable and possible resources, or $3.10 per BOE. The company expects to convert these probable and possible resources into proved developed reserves at a cost of approximately $3.75 per BOE.

         The combined entity will have a substantial base of low-risk exploitation opportunities located onshore in the U.S. Potential reserve additions from these lower risk properties will supplement Kerr-McGee's high-potential deepwater exploration program. In addition, the broader base of assets is expected to provide a more predictable stream of production volumes.

         Kerr-McGee's total daily production volume is expected to increase more than 34% following completion of the transaction. Approximately 54% of total daily volumes will be natural gas. Kerr-McGee has entered into hedges, primarily in the form of costless collars, that when combined with Westport's existing hedges, cover approximately 90% of Westport's anticipated proved production through 2006. Details are available on Kerr-McGee's website at www.kerr-mcgee.com under the Guidance tab within the Investor Relations section.

         As a result of the transaction, Kerr-McGee's net debt as a percent of total capitalization is expected to decrease approximately 22% from 54% to approximately 42% by year-end. This reduced leverage, coupled with expected increased free cash flow, will enhance Kerr-McGee's financial flexibility. In addition, the companies expect to realize cost savings of approximately $40 million annually. The transaction will be accretive to both earnings and cash flow per share beginning in 2005.

MERGER AGREEMENT

         Under the terms of the merger agreement, Westport shareholders will receive 0.71 shares of Kerr-McGee common stock for each common share of Westport. As a result,



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Kerr-McGee expects to issue approximately 49.4 million new shares to Westport's shareholders. The transaction is expected to be non-taxable to the shareholders of both companies. In addition, prior to consummation of the transaction, Westport will redeem all of its 6 1/2% Convertible Preferred Stock at an anticipated redemption price of $25.65 per share.

         The transaction is contingent upon the approval by the shareholders of both companies as well as other customary closing conditions. Shareholders of Westport holding more than 42% of Westport's outstanding common stock have entered into voting agreements pursuant to which such stockholders have agreed to vote in favor of the merger. Kerr-McGee's executive management team will continue in their current roles after the close of the transaction. Upon completion of the transaction, one of the current board members of Westport will join the Kerr-McGee board of directors, increasing the size of Kerr-McGee's board to ten members. The transaction is expected to be completed during the third quarter of this year.

INVESTOR MEETING AND CONFERENCE CALL

         Kerr-McGee and Westport will discuss this transaction at a meeting and conference call with investors and analysts to be held today at 12:00 p.m. EDT. The meeting and conference call will be webcast and interested parties may access the webcast from Kerr-McGee's homepage at www.kerr-mcgee.com or Westport's homepage at www.westportresourcescorp.com or by dialing 800-795-1259 within the United States, or 785-832-1523 outside the United States. The password for both dial-in numbers will be Kerr-McGee. The webcast will be temporarily archived on the Kerr-McGee and Westport websites.

         Westport is an independent energy company engaged in oil and natural gas exploitation, acquisition and exploration activities primarily in the Rocky Mountains, Permian Basin / Mid-Continent, Gulf Coast and offshore Gulf of Mexico. For additional information about Westport see www.westportresourcescorp.com.



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         Kerr-McGee is an Oklahoma City-based energy and inorganic chemical company with worldwide operations and assets of more than $10 billion. For additional information about Kerr-McGee see www.kerr-mcgee.com.


                           IMPORTANT LEGAL INFORMATION

THIS PRESS RELEASE IS NOT AN OFFER TO SELL THE SECURITIES OF KERR-McGEE CORPORATION AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES.

INVESTOR AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY
STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.

The joint proxy statement/prospectus will be filed with the U.S. Securities and Exchange Commission (SEC) by Kerr-McGee Corporation and Westport Resources Corp. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus when it becomes available and other documents filed or furnished by Kerr-McGee Corporation or Westport Resources Corp. with the SEC at the SEC's website at www.sec.gov. The joint proxy statement/prospectus and other documents filed or furnished by Kerr-McGee Corporation or Westport Resources Corporation may also be obtained for free by directing a request to Kerr-McGee Corporation, Attn: Corporate Secretary, P.O. Box 25861, Oklahoma City, Oklahoma 73125 or to Westport Resources Corporation, Attn: Investor Relations, 1670 Broadway, Suite 2800, Denver, Colorado 80202.

Kerr-McGee, Westport Resources and their respective directors and officers may be deemed to be participants in the solicitation of proxies with respect to the transactions contemplated by the merger agreement. Information regarding Kerr-McGee's directors and officers is available in the Proxy Statement for its 2004 Annual Meeting of Stockholders, filed March 26, 2004 with the SEC, and its Annual Report on Form 10-K, filed March 12, 2004 with the SEC. Information regarding Westport Resources' directors and officers is available in the Proxy Statement for its 2003 Annual Meeting of Stockholders, filed April 21, 2003 with the SEC. Other information about the participants in the solicitation will be set forth in the Joint Proxy Statement/Prospectus and other relevant materials to be filed with the SEC.

SAFE HARBOR LANGUAGE ON FORWARD LOOKING STATEMENTS:

(Statements in this news release regarding the company's or management's intentions, beliefs or expectations, or that otherwise speak to future events, including resource estimates, production rate estimates, development schedule and cost estimates, are "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements include those statements preceded by, followed by or that otherwise include the words "believes," "expects," "anticipates," "intends," "estimates," "projects," "target," "budget," "goal," "plans," "objective," "outlook," "should," or similar words. These "forward-looking" statements also include statements relating to (1) the impact the companies expect the proposed transaction to have on the combined entity's operations, financial condition, and



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financial results, (2) the companies' expectations about their ability to successfully integrate the combined businesses, (3) the amount of cost savings and overall operational efficiencies the companies expect to realize as a result of the proposed transaction, (4) when the companies expect to close the proposed transaction, (5) anticipated drilling and development opportunities and (6) the ability of the companies to meet their stated financial goals. In addition, any statements regarding possible commerciality, development plans, capacity expansions, drilling of new wells, ultimate recoverability of reserves, future production rates, future cash flows and changes in any of the foregoing are forward-looking statements.

Matters discussed in these statements involve risks and uncertainties which may cause results to differ materially from those set forth in these statements. The following factors, among others, could cause actual results to differ from those set for in these forward-looking statements: the ability to obtain governmental approvals of the merger on the proposed terms and schedule; the failure of Kerr-McGee or Westport Resources stockholders to approve the merger; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any synergies from the merger may not be fully realized or may take longer to realize than expected; disruption from the merger making it more difficult to maintain relationships with customers, employees or suppliers; the accuracy of the assumptions that underlie the statements, the success of the oil and gas exploration and production program, the price of oil and gas, drilling risks, uncertainties in interpreting engineering data, demand for consumer products for which Kerr-McGee's oil and gas business supplies raw materials, the financial resources of competitors, changes in laws and regulations, the ability to respond to challenges in international markets, including changes in currency exchange rates, political or economic conditions in areas where Kerr-McGee operates, trade and regulatory matters, general economic conditions, and other factors and risks identified in the Risk Factors sections of Kerr-McGee's Annual Report on Form 10-K and Westport Resources' Annual Report on Form 10-K as well as other of their SEC filings.

The SEC permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves. We use certain terms in this release, such as "probable and possible" resources, that the SEC's guidelines strictly prohibit us from including in filings with the SEC. Investors are urged to consider closely the disclosures and risk factors in Kerr-McGee's Forms 10-K and 10-Q, File No. 1-16619, available from its offices or web site, www.kerr-mcgee.com, and in Westport Resources' Forms 10-K and 10-Q, File No. 1-14256, available from its offices or web site, www.westportresourcescorp.com. You can also obtain these forms from the SEC by calling 1-800-SEC-0330.)


CONTACTS:         Kerr-McGee Corporation         Westport Resources Corporation

   Media          Debbie Schramm                 Jonathan Bloomfield
                  Direct - 405-270-2877          Direct - 303-575-0111
                  Pager - 888-734-8294
                  dschramm@kmg.com

   Investor       Rick Buterbaugh                Jonathan Bloomfield
                  Direct - 405-270-3561          Direct - 303-575-0111

04-15



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                              KERR-MCGEE FACT SHEET

PROFILE

         Kerr-McGee Corporation is a global energy and chemical company with more than $10 billion of assets. The company's core businesses are oil and gas exploration and production and the production and marketing of titanium dioxide pigment. Founded in 1929, Kerr-McGee is based in Oklahoma City and has been listed on the New York Stock Exchange since 1956 under the ticker symbol KMG.

         o        Total LTM sales of $4.2 billion

         o        Total LTM operating cash flow of $1.7 billion

         o Total 2004 capital budget of $1.015 billion, plus $300 million exploration expense

         o        Current annual dividend of $1.80 per share

EXPLORATION & PRODUCTION

         o Worldwide net production of 150,000 barrels of oil per day and 726 million cubic feet of gas per day - 2003

         o        Worldwide proved reserves of 1,026 MM BOE - as of Dec. 31,
                  2003

         o Gross undeveloped lease holdings of 69 million acres - as of Dec. 31, 2003

         o Oil and gas exploration and production focused in three countries (U.S. - Gulf of Mexico and Onshore, U.K. North Sea and China), with exploration efforts extending to other international countries (Australia, Bahamas, Benin, Brazil, Gabon, Morocco, Canada, Yemen, and the Danish and Norwegian sectors of the North Sea)

                                                   2003                            Gross
                                                  Proved          2003          Undeveloped
                                                 Reserves      Production       Acreage (1)
                                                 --------      ----------       -----------
                                                 (MM BOE)       (M BOE/D)        (M Acres)
              U.S.                                    707            181             4,674
              U.K. North Sea                          280             88               784
              China                                    39              2             1,687
              Other International                      --             --            61,911
                                                 --------         ------           -------
                 Total                              1,026            271            69,056
                                                 ========         ======           =======

         (1) As of 12/31/03; includes discontinued operations.

         o        LTM sales of $2.9 billion

         o        LTM operating cash flow of $2.1 billion

         o        2004 capital budget of $900 million

CHEMICAL - TITANIUM DIOXIDE PIGMENT

         o Production capacity of approximately 668,000 metric tons annually - gross

         o        Third-largest worldwide producer and marketer

         o        LTM chemical sales of $1.3 billion

         o        LTM chemical operating cash flow of approximately $200 million

         o        2004 capital budget of $95 million

                          WESTPORT RESOURCES FACT SHEET

PROFILE

         Westport Resources Corporation is an independent energy company engaged in oil and natural gas production, exploitation, acquisition and exploration activities primarily in the United States. Total assets exceed $2.6 billion. Westport is based in Denver and has been listed on the New York Stock Exchange since 2000 under the ticker symbol WRC.

EXPLORATION & PRODUCTION

         o Worldwide net production of 22,000 barrels of oil per day and 321 million cubic feet of gas per day - 2003

         o        Worldwide proved reserves of 297 MM BOE - as of Dec. 31, 2003

         o Gross undeveloped lease holdings of 1.6 million acres - as of Dec. 31, 2003

         o        Top 20 U.S. independent E&P producer

         o Operations focused in four regions of the U.S. (Northern - Rocky Mountains of North Dakota and Wyoming; Western - Uintah County, Utah; Southern - Oklahoma, Texas, Louisiana; and offshore Gulf of Mexico)

                                            2003                          Gross
                                           Proved           2003       Undeveloped
                                          Reserves       Production    Acreage (1)
                                          --------       ----------    -----------
                                          (MM BOE)        (M BOE/D)      (M Acres)
              Northern                         55              18           1,027
              Western                         110              13              79
              Southern                        108              25             182
              Gulf of Mexico                   24              20             288
                                            -----            ----         -------
                 Total                        297              76           1,576
                                            =====            ====         =======

         (1) As of 12/31/03

         o        LTM sales of $734 million

         o        LTM operating cash flow of $437 million

         o        2004 capital and exploratory budget of $370 million

                           COMBINED COMPANY FACT SHEET

         o        Equity market capitalization of approximately $7.7 billion

         o        Total enterprise value of approximately $11.7 billion

         o        Combined LTM operating cash flow of approximately $2.2 billion

         o Worldwide proved reserves of approximately 1.3 B BOE - as of Dec. 31, 2003

         o        Gross undeveloped lease holdings of 71 million acres

         o        5th largest independent U.S. oil and gas producer

         o Largest independent holder of deepwater blocks in the Gulf of Mexico

         o        Kerr-McGee annual dividend of $1.80 per share

         o        2003 Proved Reserves (MM BOE):

                 As of December 31, 2003                         KMG            WRC        Combined
                                                               --------      --------      --------
                 North American Onshore                             351           273           624
                 Gulf of Mexico                                     356            24           380
                 U.K. North Sea                                     280            --           280
                 China                                               39            --            39
                                                                -------        ------       -------
                    Total                                         1,026           297         1,323
                                                                =======        ======       =======

               RESERVES BY PRODUCT               RESERVES BY LOCATION

                     (CHART)                             (CHART)



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                               TRANSACTION SUMMARY


           Exchange Ratio:    .71 Kerr-McGee shares for each outstanding
                              Westport share

   Resulting Equity Split:    Current Kerr-McGee shareholders: approximately 67%
                              Current Westport shareholders: approximately 33%

      Newly Issued Shares:    Approximately 49.4 million shares (includes option
                              shares) of Kerr-McGee Common Stock (brings total shares outstanding to approximately 149 million)

      Merged Company Name:    Kerr-McGee Corporation

   Stock Exchange Listing:    NYSE - Ticker KMG

        Principal Offices:    Oklahoma City - Headquarters
                              Houston - Exploration & Production

     Accounting Treatment:    Purchase

        Production Hedged:    Westport production volumes 90% hedged, second
                              half of 2004 through 2006

         Merger Agreement:    Voting Agreement

                              Westport's major shareholders holding more than 42% of the outstanding shares have agreed to vote in favor of the merger

                              Conditions

                              The conditions to completing the Merger include shareholder approvals and expiration of the Hart-Scott-Rodino waiting period

                              Termination

                              The agreement provides for a $90 million termination fee plus up to $10 million in expenses to be paid upon the occurrence of certain events

                   Timing:    Expect to close during the third quarter of 2004



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              DEFINED TERMS

                       BOE:   Barrel of oil equivalent: 6,000 cubic feet of gas:
                              1 barrel of oil

                     B BOE:   Billion barrels of oil equivalent

                    EBITDA: Earnings before interest, taxes, depreciation and amortization

                    EBITDX: Earnings before interest, taxes, depreciation, amortization and exploration expense

       Operating Cash Flow:   Cash flow from operations plus cash exploration
                              expense

                       LTM:   Last twelve months

                   M BOE/D:   Thousands of barrels of oil equivalent per day

                    MM BOE:   Millions of barrels of oil equivalent

                      TCFe:   Trillion cubic feet of natural gas equivalent



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